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                                                                      Exhibit 25
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                     36-0899825
                                                                (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                           60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                               LENNAR CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              59-1281887
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


700 NORTHWEST 107TH AVENUE
MIAMI, FLORIDA                                                             33172
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)


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ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 29th day of December , 1997.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                          -----------------------
                           John R. Prendiville
                           Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).


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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                               December 29, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Lennar Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                             By      /s/ John R. Prendiville
                                     -----------------------
                                     John R. Prendiville
                                     Vice President


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                                    EXHIBIT 7

Legal Title of Bank:           The First National Bank of Chicago   Call Date: 09/30/97    ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303                                          Page RC-1
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                       DOLLAR AMOUNTS IN                      C400
                                                                            THOUSANDS            RCFD     BIL MIL THOU


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..........                           0081        4,499,157         1.a.
    b. Interest-bearing balances(2)...................................                           0071        6,967,103         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)......                           1754                0         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...                           1773        5,251,713         2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                       1350        5,561,976         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)............................................................. RCFD 2122  24,171,565                                   4.a.
    b. LESS: Allowance for loan and lease losses...................... RCFD 3123     419,216                                   4.b.
    c. LESS: Allocated transfer risk reserve.......................... RCFD 3128           0                                   4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...........................                           2125       23,752,349         4.d.
5.  Trading assets (from Schedule RD-D)...............................                           3545        6,238,805         5.
6.  Premises and fixed assets (including capitalized leases)..........                           2145          717,303         6.
7.  Other real estate owned (from Schedule RC-M)......................                           2150            7,187         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)....................................                           2130           77,115         8.
9.  Customers' liability to this bank on acceptances outstanding......                           2155          614,921         9.
10. Intangible assets (from Schedule RC-M)............................                           2143          277,105        10.
11. Other assets (from Schedule RC-F).................................                           2160        2,147,141        11.
12. Total assets (sum of items 1 through 11)..........................                           2170       56,108,875        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



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
Legal Title of Bank:     The First National Bank of Chicago   Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0303                                        Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                       DOLLAR AMOUNTS IN
                                                                           Thousands                      BIL MIL THOU
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...................                                          RCON 2200     21,496,468       13.a
       (1) Noninterest-bearing(1)....................                  RCON 6631  8,918,843                                   13.a.1
       (2) Interest-bearing..........................                  RCON 6636 12,577,625                                   13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...                                                   RCFN 2200     14,164,129       13.b.
       (1) Noninterest bearing.......................                  RCFN 6631    352,399                                   13.b.1
       (2) Interest-bearing..........................                  RCFN 6636 13,811,730                                   13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                             RCFD 2800      3,894,469       14
15. a. Demand notes issued to the U.S. Treasury                                                RCON 2840         68,268       15.a
    b. Trading Liabilities(from Schedule RC-D).............................................    RCFD 3548      5,247,232       15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less......................................    RCFD 2332      2,608,057       16.a
    b. With a remaining  maturity of than one year through three years.....................         A547        379,893       16.b
    c.  With a remaining maturity of more than three years ................................         A548        323,042       16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding................................    RCFD 2920        614,921       18
19. Subordinated notes and debentures (2)............                                          RCFD 3200      1,700,000       19
20. Other liabilities (from Schedule RC-G)...........                                          RCFD 2930      1,222,121       20
21. Total liabilities (sum of items 13 through 20)...                                          RCFD 2948     51,718,600       21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....                                          RCFD 3838              0       23
24. Common stock.....................................                                          RCFD 3230        200,858       24
25. Surplus (exclude all surplus related to preferred stock)...............................    RCFD 3839      2,989,408       25
26. a. Undivided profits and capital reserves........                                          RCFD 3632      1,175,518       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................                                          RCFD 8434         26,750       26.b.
27. Cumulative foreign currency translation adjustments....................................    RCFD 3284         (2,259)      27
28. Total equity capital (sum of items 23 through 27)......................................    RCFD 3210      4,390,275       28
29. Total liabilities and equity capital (sum of items 21 and 28)..........................    RCFD 3300     56,108,875       29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of
    auditing work performed for the bank by independent external                                                 Number
    auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724           N/A        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in work accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)


5  = Review of the bank's financial statements by external auditors

6  = Compilation of the bank's financial statements by external auditors

7  = Other audit procedures (excluding tax preparation work)

8  = No external audit



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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